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                                                                    EXHIBIT 99.1

                                   [SEi Logo]

                         Space Electronics Incorporated

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON DECEMBER 23, 1998


        The undersigned hereby appoints Robert Czajkowski and David Strobel, or either of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of Common
Stock of Space Electronics Incorporated ("SEi"), held of record by the undersigned on November 25, 1998, at the Special Meeting of stockholders of SEi
(the "Meeting") to be held at SEi's offices located at 4031 Sorrento Valley
Boulevard, San Diego, California on Thursday, December 31, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof.

        THIS PROXY WILL BE VOTED AS YOU INDICATE BELOW. IF YOU DO NOT INDICATE A
CHOICE, THIS PROXY WILL BE VOTED FOR PROPOSAL NO. 1. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Meeting or any adjournments or postponements thereof.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEI.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

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
1.      Approval and adoption of the            FOR   AGAINST   ABSTAIN         2.      To transact such other
        Agreement and Plan of                                                           business as may
        Reorganization dated as of              [ ]      [ ]      [ ]                   properly be presented
        November 25, 1998, among SEi,                                                   at the Meeting or any
        Maxwell Technologies, Inc. and           (please check one box)                 adjournments or
        MT Acquisition Corporation.                                                     postponements
                                                                                        thereof.
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

   Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy in the enclosed return envelope so that your shares may be represented at the meeting.

   Please sign exactly as your name(s) appears on your stock certificate. If shares of stock are held of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date this proxy.

Name of Stockholder(s)
                      ---------------------------------------------------------
                      Please print stockholder(s) name

Signature(s)                                         Date:
            -----------------------------------------     ----------------------

NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.